UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011
__________________
DIVERSEY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
__________________

Delaware	333-108853	80-0010497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (262) 631-4001

None
(Former name or former address, if changed since last report.)

DIVERSEY, INC.
(Exact name of registrant as specified in its charter)
__________________

Delaware	333-97427	39-1877511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (262) 631-4001

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2011, Diversey Holdings, Inc., (the “Company”), Sealed Air Corporation, (“Sealed Air”) and Solution Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Sealed Air, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Sealed Air.

Pursuant to the terms of the Merger Agreement, Sealed Air will acquire the Company in a transaction valued at $4.3 billion.  The Company’s stockholders will receive an aggregate of approximately $2.1 billion in cash (subject to certain adjustments) and 31.7 million shares of Sealed Air common stock valued at $25.68 per share based on Sealed Air’s closing stock price on May 31, 2011 for a total equity consideration of $2.9 billion. Upon closing of the transaction, the Company’s stockholders are expected to own approximately 15% of Sealed Air’s common stock.

The shares of Sealed Air common stock that certain of the Company’s stockholders will receive as a result of the Merger will be entitled to certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into between Sealed Air and those stockholders of the Company named therein (the “Holders”).  Sealed Air is required to file a shelf registration statement with the Securities and Exchange Commission on or prior to the closing of the Merger to provide for the offer and resale of shares of Sealed Air common stock received by the Company stockholders and option holders in the Merger.

The completion of the Merger is subject to certain conditions, including, among others, (i) the absence of any law or order prohibiting the closing and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings, as amended, and the implementing regulation promulgated pursuant thereto and the laws or regulations of certain other foreign jurisdictions.  Each of Sealed Air and the Company has made customary representations and warranties in the Merger Agreement.  The Company has agreed to various covenants and agreements, including, among others things, (i) not to solicit alternate transactions and (ii) to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the effectiveness of the Merger and refrain from taking various non-ordinary course actions during that period, and Sealed Air has also agreed to various covenants and agreements, including, among others things, to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the effectiveness of the Merger and refrain from taking various non-ordinary course actions during that period.

The Merger Agreement may be terminated by each of Sealed Air and the Company under specified circumstances, including if the Merger is not consummated by December 31, 2011 (which date can be extended to March 31, 2012 in specified circumstances, including if regulatory approval has not been obtained).  The Merger Agreement contains certain termination rights for both Sealed Air and the Company, and further provides that, upon the termination of the Merger Agreement in the event that the financing for the transaction is not obtained, Sealed Air will be required to pay to the Company a cash termination fee of $160 million.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, are not intended to provide factual, business, or financial information about the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Sealed Air and Merger Sub, on the one hand, and the Company, on the other hand, rather than establishing matters as facts.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures or public disclosures concerning Sealed Air.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2011, certain of the Company’s stockholders executed a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger.  A total of 99,764,706 shares of the Company’s common stock were voted in favor of the proposal, representing all of the shares of the Company’s common stock entitled to vote thereon.  No further approval of holders of the Company’s common stock is necessary to approve the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger.

Item 8.01 Other Events.

On June 1, 2011, Sealed Air and the Company issued a joint press release announcing the entry into the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of May 31, 2011, by and among Sealed Air Corporation, Solution Acquisition Corp. and Diversey Holdings, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated June 1, 2011.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement.  Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts.  Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the parties or any of their respective affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011	DIVERSEY HOLDINGS, INC.

	By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	Chief Compliance Officer, Executive Vice President, General Counsel & Secretary

Dated: June 3, 2011	DIVERSEY, INC.

	By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	Chief Compliance Officer, Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 31, 2011, by and among Sealed Air Corporation, Solution Acquisition Corp. and Diversey Holdings, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated June 1, 2011.